UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                July 28, 2009

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On July 28, 2009 TriCo Bancshares announced its quarterly earnings for the period ended June 30, 2009. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------
(c)  Exhibits

     99.1     Press release dated July 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  July 29, 2009            By: /s/Richard P. Smith
                                    --------------------
                                    Richard P. Smith, President
                                      and Chief Executive Officer


INDEX TO EXHIBITS

Exhibit No.                Description
----------                 -----------
    99.1                   Press release dated July 28, 2009

PRESS RELEASE                                    Contact:   Richard P. Smith
For Immediate Release                            President & CEO (530) 898-0300

     CORRECTING and REPLACING TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif.--(BUSINESS WIRE)--This replaces an earlier version released on July 28, 2009 to correct that the Income before taxes for the three months ended June 30, 2009 was $3,948 (sted $1,436), as set forth in the Statement of Income Data.

The corrected release reads:

                  TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $2,512,000 for the quarter ended June 30, 2009. This represents a 10.5% increase when compared with earnings of $2,274,000 for the quarter ended June 30, 2008. Diluted earnings per share for the quarter ended June 30, 2009 increased 14.3% to $0.16 from $0.14 for the quarter ended June 30, 2008. The increase in earnings from the prior year quarter was due to a $285,000 increase in net interest income to $23,146,000, a $950,000 decrease in the provision for loan losses to $7,850,000, and a $716,000 increase in noninterest income to $7,996,000 that were partially offset by a $1,500,000 increase in noninterest expense to $19,344,000. The $1,500,000 increase in noninterest expense was primarily due to a $1,205,000 increase in FDIC insurance assessments of which $933,000 related to an FDIC special assessment recorded in the second quarter of 2009. This special assessment is equivalent to $0.03 diluted earnings per share for the quarter ended June 30, 2009.

Total assets of the Company increased $107,351,000 (5.4%) to $2,087,841,000 at June 30, 2009 from $1,980,490,000 at June 30, 2008. Total loans of the Company increased $8,911,000 (0.6%) to $1,552,235,000 at June 30, 2009 from
$1,543,324,000 at June 30, 2008. Total deposits of the Company increased $226,332,000 (15.0%) to $1,737,385,000 at June 30, 2009 from $1,511,053,000 at
June 30, 2008. Diluted earnings per share for the six months ended June 30, 2009 and 2008 were $0.34 and $0.39, respectively, on earnings of $5,394,000 and $6,322,000, respectively.

Net interest income on a fully tax-equivalent (FTE) basis during the second quarter of 2009 increased $259,000 (1.1%) from the same period in 2008 to $23,288,000. The increase in net interest income (FTE) was due to an $114,411,000 (6.3%) increase in average balances of interest-earning assets to $1,933,633,000 that was partially offset by a 0.24% decrease in net interest margin (FTE) to 4.82% from the second quarter of 2008.

The Company provided $7,850,000 for loan losses in the second quarter of 2009 versus $8,800,000 in the second quarter of 2008. In the second quarter of 2009, the Company recorded $7,000,000 of net loan charge-offs versus $3,902,000 of net loan charge-offs in the second quarter of 2008. At June 30, 2009, the sum of the Company's allowance for loan losses of $33,624,000 and the reserve for unfunded commitments of $3,140,000 represented 85% of non-performing loans net of government agency guarantees. Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, net of government guarantees at June 30, 2009, increased $9,013,000 (26.2%) to $43,373,000 from
$34,360,000 at March 31, 2009.

Noninterest income for the second quarter of 2009 increased $716,000 (9.8%) from the second quarter of 2008, mainly due to a $632,000 (200%) increase in gain on sale of loans to $948,000. Also contributing to this increase in noninterest income was a $173,000 (4.4%) increase in service charges on deposit accounts to $4,136,000 and a $103,000 (61.3%) increase in the change in value of mortgage servicing rights to $271,000. The increases in service charges on deposit accounts and ATM fees and interchange revenue were primarily due to an increased number of customers. The improvement in change in value of mortgage servicing rights was primarily due to a slowdown in refinance activity at the end of the quarter ended June 30, 2009 that extends the estimated life of existing mortgages and enhances the value of the related mortgage servicing rights. The following table summarizes the components of noninterest income for the quarters ended June 30, 2009 and 2008 (dollars in thousands).

                                                              Three months ended
                                                                  June 30,
                                                              ------------------
                                                                2009      2008,
                                                              ------------------

      Service  charges  on  deposit  accounts                  $4,136    $3,963
      ATM fees and interchange  revenue                         1,222     1,168
      Other  service fees                                         553       527
      Change in value of mortgage  servicing  rights              271       168
      Gain on sale of loans                                       948       316
      Commissions on sale of  nondeposit  investment  products    492       525
      Increase in cash value of life insurance                    270       360
      Other  noninterest  income                                  104       253
                                                              ------------------
      Total  noninterest  income                               $7,996    $7,280
                                                              ==================

Noninterest expense for the second quarter of 2009 increased $1,500,000 (8.4%) compared to the second quarter of 2008. Salaries and benefits expense increased $424,000 (4.4%) in the second quarter of 2009 compared to $9,645,000 in the second quarter of 2008, mainly due to annual salary increases, increased full time equivalent staff, and increased incentive compensation related to production of mortgage loans sold. Other noninterest expense increased $1,076,000 (13.1%) in the second quarter of 2009 primarily due to a $1,205,000 increase in FDIC insurance assessments. The following table summarizes the components of noninterest expense for the quarters ended June 30, 2009 and 2008 (dollars in thousands).

                                                           Three months ended
                                                              June 30,
                                                       ----------------------
                                                         2009          2008
     Base salaries, net of                             ----------------------
        deferred loan origination costs                 $6,568         $6,316
     Incentive compensation                              1,024            830
     Benefits and other compensation costs               2,477          2,499
                                                       ----------------------
        Total salaries and benefits expense             10,069          9,645
                                                       ----------------------
     Occupancy                                           1,269          1,228
     Equipment                                             905            998
     Telecommunications                                    433            630
     Data processing and software                          686            596
     Provisions for losses - unfunded commitments          400            550
     ATM network charges                                   589            529
     Professional fees                                     423            509
     Advertising and marketing                             514            434
     Courier service                                       100            275
     Postage                                               228            216
     Intangible amortization                                64            133
     Operational losses                                     90             92
     Assessments                                         1,288             83
     Other                                               2,286          1,926
                                                       ----------------------
     Total other noninterest expense                     9,275          8,199
                                                       ----------------------
     Total noninterest expense                         $19,344        $17,844
                                                       ======================
     Average full time equivalent staff                    639            626
     Noninterest expense to revenue (FTE)                61.83%        58.87%

As of June 30, 2009, the Company had repurchased 166,600 shares of its common stock under its stock repurchase plan announced on August 21, 2007, which left 333,400 shares available for repurchase under the plan. No shares were purchased during the quarter.

Richard Smith, President and Chief Executive Officer commented, "We are pleased with our accomplishments and results for this quarter. While economic conditions remain challenging, we continue to increase bank revenues, add significant numbers of new customers and increase our core deposits. Our consistent revenue generation is allowing us to provide for expected loan losses while we remain profitable during this deep recessionary period. While there are some signs of economic improvement in our markets, we believe high levels of unemployment and a generally poor business environment will continue in the near term."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2008. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 34-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)

                                                                          Three months ended
                                               ---------------------------------------------------------------------------
                                                  June 30,         March 31,     December 31,    September 30     June 30,
                                                   2009              2009           2008            2008            2008
                                               ===========================================================================
Statement of Income Data
Interest income                                    $28,432         $28,882        $29,679        $29,971         $30,332
Interest expense                                     5,286           5,884          7,064          7,252           7,471
Net interest income                                 23,146          22,998         22,615         22,719          22,861
Provision for loan losses                            7,850           7,800          5,450          2,600           8,800
Noninterest income:
      Service charges and fees                       6,182           5,052          4,377          5,224           5,826
      Other income                                   1,814           1,563          1,788          1,568           1,454
Total noninterest income                             7,996           6,615          6,165          6,792           7,280
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     6,568           6,576          6,394          6,331           6,316
      Incentive compensation expense                 1,024             588            794            675             830
      Employee benefits and other
         compensation expense                        2,477           2,625          2,368          2,425           2,499
         Total salaries and benefits expense        10,069           9,789          9,556          9,431           9,645
      Intangible amortization                           64             134            135            133             133
      Provision for losses -
       unfunded commitments                            400             175           (800)          (100)            550
      Other expense                                  8,811           7,103          7,841          7,125           7,516
Total noninterest expense                           19,344          17,201         16,732         16,589          17,844
Income before taxes                                  3,948           4,612          6,598         10,322           3,497
Net income                                          $2,512          $2,882         $4,241         $6,235          $2,274
Share Data
Basic earnings per share                             $0.16           $0.18          $0.27          $0.40           $0.14
Diluted earnings per share                            0.16            0.18           0.26           0.39            0.14
Book value per common share                          12.67           12.71          12.56          12.14           11.86
Tangible book value per common share                $11.66          $11.69         $11.54         $11.10          $10.81
Shares outstanding                              15,782,753      15,782,753     15,756,101     15,744,881      15,744,881
Weighted average shares                         15,782,753      15,774,624     15,750,857     15,744,881      15,744,881
Weighted average diluted shares                 15,997,437      16,019,488     16,068,456     15,951,668      15,953,288
Credit Quality
Non-performing loans, net of
       government agency guarantees                $43,373         $34,360        $27,525        $17,041         $14,808
Foreclosed assets, net of allowance                  2,622           2,407          1,185          1,178           1,178
Loans charged-off                                    7,308           3,001          2,780          2,578           4,176
Loans recovered                                       $308            $385           $332           $285            $274
Allowance for losses to total loans(1)               2.37%           2.27%          1.90%          1.79%           1.80%
Allowance for losses to NPLs(1)                        85%            103%           110%           164%            187%
Allowance for losses to NPAs(1)                        80%             97%           105%           153%            174%
Selected Financial Ratios
Return on average total assets                       0.48%           0.56%          0.85%          1.26%           0.46%
Return on average equity                             4.94%           5.70%          8.66%         13.04%           4.74%
Average yield on loans                               6.48%           6.52%          6.73%          6.92%           6.99%
Average yield on interest-earning assets             5.91%           6.15%          6.48%          6.68%           6.71%
Average rate on interest-bearing liabilities         1.42%           1.63%          2.07%          2.06%           2.11%
Net interest margin (fully tax-equivalent)           4.82%           4.91%          4.95%          5.07%           5.06%
Total risk based capital ratio                       12.9%           12.7%          12.4%          12.4%           12.3%
Tier 1 Capital ratio                                 11.6%           11.4%          11.2%          11.1%           11.0%
(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)

                                                                        Three months ended
                                                 ----------------------------------------------------------------------------
                                                   June 30,       March 31,     December 31       September 30     June  30,
                                                    2009             2009           2008             2008            2008
                                                 ============================================================================
Balance Sheet Data
Cash and due from banks                            $182,923        $137,241         $86,355         $67,300        $76,658
Securities, available-for-sale                      252,104         279,122         266,561         241,900        253,129
Federal Home Loan Bank Stock                          9,274           9,235           9,235           9,147          9,010
Loans
      Commercial loans                              172,732         169,765         189,645         189,837        178,104
      Consumer loans                                486,548         499,168         514,448         513,132        518,200
      Real estate mortgage loans                    813,898         813,889         802,527         770,553        751,651
      Real estate construction loans                 79,057          84,134          84,229          89,714         95,369
Total loans, gross                                1,552,235       1,566,956       1,590,849       1,563,236      1,543,324
Allowance for loan losses                           (33,624)        (32,774)        (27,590)        (24,588)       (24,281)
Premises and equipment                               18,208          18,537          18,841          19,094         19,580
Cash value of life insurance                         47,365          47,095          46,815          46,061         45,701
Goodwill                                             15,519          15,519          15,519          15,519         15,519
Intangible assets                                       454             519             653             786            920
Other assets                                         43,383          36,902          35,952          38,012         40,930
Total assets                                      2,087,841       2,078,352       2,043,190       1,976,467      1,980,490
Deposits
      Noninterest-bearing demand deposits           358,618         371,639         401,247         334,015        347,336
      Interest-bearing demand deposits              291,641         269,807         241,560         228,441        215,530
      Savings deposits                              431,424         426,001         380,799         374,640        382,918
      Time certificates                             655,702         659,259         645,664         626,745        565,269
Total deposits                                    1,737,385       1,726,706       1,669,270       1,563,841      1,511,053
Federal funds purchased                                   -               -               -          67,000        123,750
Reserve for unfunded commitments                      3,140           2,740           2,565           3,365          3,465
Other liabilities                                    32,201          31,041          30,180          30,048         29,250
Other borrowings                                     73,898          76,081         102,005          79,873         85,048
Junior subordinated debt                             41,238          41,238          41,238          41,238         41,238
Total liabilities                                 1,887,862       1,877,806       1,845,258       1,785,365      1,793,804
Total shareholders' equity                          199,979         200,546         197,932         191,102        186,686
Accumulated other
      comprehensive gain (loss)                       2,322           3,474           2,056          (2,455)        (2,980)
Average loans                                     1,555,778       1,566,350       1,565,343       1,549,009      1,546,257
Average interest-earning assets                   1,933,633       1,887,121       1,840,915       1,806,010      1,819,222
Average total assets                              2,088,875       2,049,193       1,995,239       1,974,392      1,986,674
Average deposits                                  1,735,434       1,688,704       1,625,574       1,545,435      1,507,252
Average total equity                               $203,596        $202,126        $195,828        $191,211       $192,005
